UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

EAST KANSAS AGRI-ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Kansas	0001170106	48-1251578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1304 S. Main Street, Garnett, Kansas 66032
(Address of principal executive offices)

(785) 448-2888

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement and Item 1.02 Termination of a Material Definitive Agreement

Since December 2006, East Kansas Agri-Energy, LLC (the “Company”) and UBE Services, LLC, successor to United Bio Energy Management, LLC (“UBE Services”), have been negotiating the effective termination of the Management Agreement dated as of November 12, 2004 (the “Management Agreement”) between the parties prior to the 2009 expiration date set forth in the contract.

On January 3, 2007, the Company and UBE Services executed a Termination Agreement terminating the Management Agreement effective December 31, 2006 (the “Termination Date”).  The Termination Agreement provides that the Company and UBE Services mutually agree to release each other from their contractual obligations and any and all claims, losses, expenses or damages arising as to or under the Management Agreement as of the Termination Date.  In exchange for early termination, the Company will pay UBE Services the fixed annual fee and incentive bonus set forth in the Management Agreement through December 31, 2006.  In addition, the Termination Agreement provides that the Company shall have the right to continue to participate in the UBE Plant Manager Program and UBE Group Buying Program for one year following the Termination Date in exchange for the payment of $10,000 per month.

Pursuant to the terms of the Management Agreement, UBE Services provided management services and general manager to the East Kansas ethanol plant in exchange for a fixed annual fee and an incentive bonus based on annual net income generated by the East Kansas facility.  Following the Termination Date, the Company will be without the services of a general manager at its facility until a new general manager is hired.

The above description is qualified in its entirety by the full text of the termination agreement. A copy of the termination agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the period ended December 31, 2006.

Item 1.01  Entry into a Material Definitive Agreement and Item 5.02 Compensatory Arrangements of Certain Officers

Effective January 19, 2007, the Company has hired Steve Gardner, age 49, to serve to the East Kansas ethanol plant.  Pursuant to the employment agreement, we will pay Mr. Gardner a base salary of $125,000 and a one-time payment for moving expenses.  In addition, he will be eligible for an annual bonus based on his achievement of performance conditions and is entitled to participate in any and all benefit plans adopted by the Company, subject to eligibility requirements imposed by such plans, including group medical, dental, vision and term life insurance and 401(k) retirement savings plan.

Prior to joining the Company, Mr. Gardner spent 25 years in domestic and international operating positions such as Supply Chain and Division Lean Manufacturing Manager with Colgate Palmolive, General Manager of Operations for General Electric/Harmon Industries and later as Director of Operations for EaglePicher Technologies. Most recently he has worked as a business consultant with small to mid sized manufacturers.

The above description is qualified in its entirety by the full text of the Employment Agreement. A copy of the Employment Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the period ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST KANSAS AGRI-ENERGY, LLC

Date:	January 8, 2007	/s/ Thomas Leitnaker
Thomas Leitnaker, Controller (Principal Financial Officer)